Exhibit 99.1

Marchex Announces Second Quarter 2024 Results

SEATTLE, WA – August 8, 2024 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to drive operational excellence and revenue acceleration, today announced its financial results for the second quarter ended June 30, 2024.

Q2 2024 Financial Highlights

•
GAAP revenue was $12.1 million for the second quarter of 2024, compared to $12.5 million for the second quarter of 2023.
•
Net loss was $0.8 million for the second quarter of 2024 or $0.02 per diluted share, compared to a net loss of $2.7 million or $0.06 per diluted share for the second quarter of 2023.

	Q2 2023	Q2 2024
GAAP Revenue	$ 12.5 million	$ 12.1 million
Non-GAAP Results:
Adjusted EBITDA	$ (1.0) million	$ 0.3 million

•
Adjusted non-GAAP loss per share for the second quarter of 2024 was ($0.01) compared to ($0.03) for the second quarter of 2023.

Recent Business Highlights:

•
New Customer Traction and Existing Customer Expansion. During the quarter, the company made progress in adding relationships in the Auto and Auto Services verticals as well as in expanding existing relationships in the Home Services vertical. The company continues to make progress expanding its pipeline of opportunities across multiple verticals.
•
Conversation Volumes. Overall conversation volumes in the second quarter were up somewhat from first quarter of 2024 levels.
•
Product Innovation. Marchex recently announced that it has won two additional industry awards: The AI Breakthrough Award for "Best Text Generative AI Solution" and the APPEALIE SaaS Customer Success award. The company continues to be recognized for its innovation with its Call Summaries and Sentiment Suite offering and its commitment to customer success.

“Our business is making significant progress across the key initiatives that we believe will enable Marchex to become an industry leading prescriptive analytics company," said Edwin Miller, CEO. “From the strides we are making with our OneStack initiative to the continued development of our sales pipeline, we are putting the pieces in place to harness our industry leading vertical market data and accelerate the business. We believe that we are on target with our margin and profitability goals for the year and that we are setting a strong foundation for future growth."

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of August 8, 2024.

For the third quarter ending September 30, 2024:

•
Revenue is anticipated to increase to be in the range of $12.6 million or more.
•
Adjusted EBITDA is anticipated to be in the range of or better than second quarter 2024 results.

“We are upgrading our technical foundation to accelerate future AI-powered product innovations while delivering against our targets to improve the financial outlook for the business. Additionally, based on current progress, we believe we are in a strong position to see sequential growth in the third quarter, deliver greater overall operating leverage in the business and meet or exceed our target for gross margin improvement for the year,” said Miller.

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, August 8, 2024, to discuss its second quarter 2024 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables executive, sales, and marketing teams to optimize customer journey experiences across communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on X (formally known as Twitter), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of August 8, 2024, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful supplemental information regarding the company's liquidity and ability to fund its operations and financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure represents Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, but excluding the effects of certain other expenses removed in arriving at Adjusted EBITDA, as detailed above.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenue	$12,522	$12,074	$24,738	$23,646
Expenses:
Service costs (1)	5,418	4,152	10,842	8,566
Sales and marketing (1)	2,631	2,742	6,601	5,529
Product development (1)	4,096	3,223	8,260	6,468
General and administrative (1)	2,546	2,528	5,163	4,817
Amortization of intangible assets from acquisitions	531	151	1,062	301
Acquisition and disposition related costs	(1)	—	12	—
Total operating expenses	15,221	12,796	31,940	25,681
Loss from operations	(2,699)	(722)	(7,202)	(2,035)
Interest income (expense) and other, net	(31)	(31)	26	(109)
Loss before provision for income taxes	(2,730)	(753)	(7,176)	(2,144)
Income tax expense	14	3	44	62
Net loss applicable to common stockholders	$(2,744)	$(756)	$(7,220)	$(2,206)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.06)	$(0.02)	$(0.17)	$(0.05)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	37,840	38,403	37,837	38,398
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	42,501	43,064	42,498	43,059
(1) Includes stock-based compensation allocated as follows:
Service costs	$(45)	$3	$—	$6
Sales and marketing	228	88	491	176
Product development	47	14	133	22
General and administrative	471	333	876	666
Total	$701	$438	$1,500	$870

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	June 30,
	2023	2024
Assets
Current assets:
Cash and cash equivalents	$14,607	$11,977
Accounts receivable, net	7,394	7,636
Prepaid expenses and other current assets	1,805	2,874
Total current assets	23,806	22,487
Property and equipment, net	2,398	1,861
Other assets, net	1,482	1,900
Right-of-use lease asset	1,631	1,397
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	602	301
Total assets	$47,477	$45,504
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,533	$1,921
Accrued benefits and payroll	3,294	2,138
Other accrued expenses and current liabilities	3,217	3,453
Deferred revenue and deposits	1,214	1,470
Lease liability current	462	486
Total current liabilities	9,720	9,468
Deferred tax liabilities	249	278
Finance lease, non-current	421	256
Lease liability, non-current	1,217	967
Total liabilities	11,607	10,969
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	386	389
Additional paid-in capital	356,666	357,534
Accumulated deficit	(321,231)	(323,437)
Total stockholders’ equity	35,870	34,535
Total liabilities and stockholders’ equity	$47,477	$45,504

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net loss applicable to common stockholders	$(2,744)	$(756)	$(7,220)	$(2,206)
Interest (income) expense and other, net	31	31	(26)	109
Income tax expense	14	3	44	62
Amortization of intangible assets from acquisitions	531	151	1,062	301
Depreciation and amortization	422	385	780	708
Stock-based compensation	701	438	1,500	870
Acquisition and disposition-related costs	(1)	—	12	—
Adjusted EBITDA	$(1,046)	$252	$(3,848)	$(156)
Depreciation and amortization	422	385	780	708
Adjusted OIBA	$(1,468)	$(133)	$(4,628)	$(864)

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss1

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net loss applicable to common stockholders, diluted	$(0.06)	$(0.02)	$(0.17)	$(0.05)
Stock-based compensation	0.02	0.01	0.03	0.02
Acquisition and disposition-related costs	-	-	-	-
Amortization of intangible assets from acquisitions	0.01	-	0.03	0.01
Interest (income) expense and other, net	-	-	-	-
Adjusted non-GAAP loss per share	$(0.03)	$(0.01)	$(0.11)	$(0.02)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	42,501	43,064	42,498	43,059

1 For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.